SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: November 8, 2007
ZONES, INC.
(Exact name of Registrant as Specified in its Charter)

WASHINGTON	0-28488	91-1431894
(State or other jurisdiction of incorporation or Employer organization)	(Commission File Number)	(I.R.S. Identification Number)

1102 15th Street SW, Suite 102, Auburn, Washington 98001-6509
(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code:           (253) 205-3000

________________________________

Click the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

See Item 4.02(a).

Item 4.02.  Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)  In connection with a periodic review by the staff of the Securities and Exchange Commission (“SEC”) of the annual report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”), of Zones, Inc. (the “Company”), the Company and the SEC staff discussed the classification of the Company’s inventory financing cash flows within the operating sections of its Consolidated Statements of Cash Flows.  It was determine that the related cash flows are more appropriately reported as a financing activity because the relationship with a third-party financial institution is in substance a loan.  Following these discussions, management recommended to the Audit Committee of the Company’s Board of Directors that it should restate its Consolidated Statements of Cash Flows for certain periods by reclassifying cash flows related to its inventory financing, disclosed as a separate line item, from operating activities to financing activities.  Consequently, this reclassification will result in a change to cash flows (used in) provided by operating activities with an equal and off-setting impact to cash flows (used in) provided by financing activities.

On November 8, 2007, following discussions with management, the Audit Committee of the Company’s Board of Directors determined that the previously filed consolidated financial statements for the fiscal years ended December 31, 2005 and December 31, 2006, included in the Company’s 2006 Form 10-K, and the unaudited condensed consolidated financial statements for the three months ended March 31, 2006 and March 31, 2007, and the six months ended June 30, 2006 and June 30, 2007, included in the Company’s quarterly reports on Form 10-Q for the quarters ended March  31, 2007, and June 30, 2007, should no longer be relied on because of the need to restate certain items set forth therein.  The Consolidated Statement of Cash Flows for the fiscal year ended December 31, 2004 will be revised for conformity purposes.  The restatements will be reflected in an annual report on Form 10-K/A for the year ended December 31, 2006 and quarterly reports on Form 10-Q/As for the quarters ended March 31, 2007 and June 30, 2007, which the Company intends to file shortly subsequent to this report.  Additionally, the Company will restate it’s Consolidated Statement of Cash Flows for the nine months ended September 30, 2006 in it’s quarterly report on Form 10-Q for the quarter ended September 30, 2007.

This restatement does not have any impact on the Company’s previously reported overall net change in cash and cash equivalents in its consolidated statements of cash flows for any period presented.   This restatement also has no impact on net income or net income per share in the previously reported consolidated statements of operations for the fiscal years ended December 31, 2005 and December 31, 2006 or in the previously reported unaudited condensed consolidated statements of operations for the three months ended March 31, 2006 and March 31, 2007, and the three and six months ended June 30, 2006 and June 30, 2007, nor was there any effect on the previously reported consolidated balance sheets as of December 31, 2005 and December 31, 2006, the previously reported unaudited condensed consolidated balance sheets as of March 31, 2007 and June 30, 2007, or the previously reported consolidated statements of shareholders’ equity for the years ended December 31, 2005 and December 31, 2006.

Management and the Audit Committee of the Company’s Board of Directors discussed these maters with the Company’s independent registered public accounting firm, Grant Thornton LLP, and its former independent registered public accounting firm, PricewaterhouseCoopers LLP.

Attached as Exhibit 99.1 is a schedule which sets forth the line item changes in the Statements of Cash Flows for the 2006 Form 10-K and Form 10-Qs.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

ZONES, INC.

Dated: November 9, 2007	/s/ RONALD P. MCFADDEN

By: Ronald P. McFadden
Its: Secretary and Chief Financial Officer